EXHIBIT 5.1


              Opinion of Richard Seay, Registrant's Counsel

October 24, 2001

Securities and Exchange Commission
Washington, D.C. 20549

                  Re: PDC Innovative Industries, Inc.
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Gentlemen:

         This opinion is given in connection with the filing of the registration number 33- ________(the "Registration Statement") filed with the United States Securities and Exchange Commission, as it pertains to 50,000 share of PDC Innovative Industries, Inc.'s (the "Registrant") common stock, with a par value of $0.001 to be issued to David Feingold, Esquire pursuant to the terms of a Legal Services agreement to represent the company in Federal litigation in Colorado.

         Certain terms used in this opinion characterized by initial capital letter have been meaning set forth in the Registration Statement. We have examined the originals and copies of corporate instruments, certificates and other documents of the Registrant and interviewed representatives of the Registrant to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth. A major portion of our investigation of the Registrant involved review of 34 Act reports heretofore filed by the Registrant, the information contained therein having been presumed to be accurate.

         In such examination we have assumed the genuines of all signatures and authenticity of all documents submitted to us as certified and photostat copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certifications of officers or representatives of the Registrant.

         Based on the foregoing, we are of opinion that the 15,000 shares of the registrant's common stock referred to in the Registration Statement will, upon issuance after payment therefor, be fully paid and non-assessable and there is no personal liability to the owners thereof.

         This law firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is limited to the facts set forth herein and is not to be interpreted as an opinion that the Registration Statement has been properly prepared, or provides all required disclosure.

                                               Very truly yours,


                                               /s/ Richard Seay
                                               ---------------------------------
                                               Richard Seay, Esquire